Exhibit (f)(5)

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of December 13, 2010 (the “First Amendment Date”), between NEW MOUNTAIN GUARDIAN SPV FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (the “Lender”).

WHEREAS, the Borrower, New Mountain Guardian (Leveraged), L.L.C., as collateral administrator, the Administrative Agent, the Lender, the other lenders party from time to time thereto and Wells Fargo Bank, National Association, as collateral custodian, are party to the Loan and Security Agreement, dated as of October 27, 2010 (the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Administrative Agent and the Lender desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.                Defined Terms.  Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1.                Amendments.

(a)           Section 1.1 of the Loan and Security Agreement shall be amended by deleting “70%” where it appears in the definition of the term “Advance Rate” and inserting “67%” in lieu thereof.

ARTICLE III

Representations and Warranties

SECTION 3.1.                The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the First Amendment Date, (i) no Default, Event of Default or Collateral Administrator Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.                This First Amendment shall become effective as of the First Amendment Date upon the execution and delivery of this First Amendment by the Borrower, the Administrative Agent and the Required Lenders.

ARTICLE V

Miscellaneous

SECTION 5.1.                Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.                Severability Clause.  In case any provision in this First Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.                Ratification.  Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4.                Counterparts.  The parties hereto may sign one or more copies of this First Amendment in counterparts, all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this First Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.                Headings.  The headings of the Articles and Sections in this First Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the First Amendment Date.

NEW MOUNTAIN GUARDIAN SPV FUNDING, L.L.C., as the Borrower

By:New Mountain Guardian (Leveraged), L.L.C., its managing member

By:New Mountain Guardian AIV, L.P., its managing member

By:New Mountain Investments III, L.L.C., its general partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

[Signature Page to First Amendment to Loan and Security Agreement (Large)]

WELLS FARGO SECURITIES, LLC,
as Administrative Agent

By:	/s/ Jason Powers
Name: Jason Powers
Title: Director

[Signature Page to First Amendment to Loan and Security Agreement (Large)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
representing 100% of the aggregate Commitments of the Lenders in effect as of the date hereof

By:	/s/ Mike Romanzo
Name: Mike Romanzo, CFA
Title: Director

[Signature Page to First Amendment to Loan and Security Agreement (Large)]